Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”), is dated as of February 2, 2010, and entered into by and among Idaho Power Company, an Idaho corporation (the “Borrower”), the Lenders party hereto and Wachovia Bank, National Association (“Wachovia”), as Administrative Agent for the Lenders.

RECITALS

A.        The Borrower, the several lenders from time to time parties thereto (the “Lenders”) and the Administrative Agent are party to the Amended and Restated Credit Agreement dated as of April 25, 2007 (as amended, restated and modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.        The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Amendments to CREDIT AGREEMENT

1.1                Amendments to Section 1.1 (Defined Terms).

(a)                The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“First Amendment” shall mean the First Amendment to Amended and Restated Credit Agreement, dated as of February 2, 2010, among the Borrower, the Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” shall mean the date upon which the conditions to the effectiveness of the First Amendment set forth in Article II thereof are satisfied or waived in accordance with their terms.

(b)               The following definition in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety:

C-1163363v2 18445.00012

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event.”

1.2              Amendments to Section 5.9 (ERISA).  Section 5.9 is hereby amended and restated in its entirety as follows:

“5.9     ERISA.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $25,000,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.  Neither the Borrower nor any member of the Controlled Group has (i) failed to meet the minimum funding standard of Section 412(a) of the Code or Section 302(a) of ERISA with respect to any Plan, or (ii) sought or been granted a funding waiver under Section 412(c) of the Code or Section 302(c) of ERISA with respect to any Plan.”

1.3              Amendments to Article 7 (Defaults).  Clause (k) of Article 7 is hereby amended and restated in its entirety as follows:

“(k)      Any Reportable Event shall occur in connection with any Plan, or the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $25,000,000; the Borrower or any member of the Controlled Group has failed to meet the minimum funding standard of Section 412(a) of the Code or Section 302(a) of ERISA with respect to any Plan, or sought or been granted a funding waiver under Section 412(c) of the Code or Section 302(c) of ERISA with respect to any Plan; or the Borrower or any member of the Controlled Group has provided to affected parties a notice of intent to terminate a Plan under Section 4041 of ERISA or has received notice from the PBGC that the PBGC has instituted or intends to institute proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan, and the Unfunded Liabilities with respect to such Plan exceed $75,000,000.”

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ARTICLE II

conditions OF EFFECTIVENESS

This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)                The Administrative Agent shall have received, dated as of the First Amendment Effective Date, an executed counterpart hereof from each of the Borrower and the Required Lenders;

(b)               On the First Amendment Effective Date, the representations and warranties set forth in Article III hereof shall be true and correct; and

(c)                The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE IIi

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement (other than in Section 5.5 thereof) qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to the First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and (iii) no Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to the First Amendment.

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ARTICLE III

ACKNOWLEDGMENT AND conFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment.  This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgment and confirmation contained herein.

ARTICLE IV

MISCELLANEOUS

4.1                Governing Law.  This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

4.2                Full Force and Effect; Loan Document.  Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment.  Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby.  This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.3                Severability.  To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

4.4                Successors and Assigns.  This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

4.5                Construction.  The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

4.6                Counterparts; Integration.  This First Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This First Amendment constitutes the entire agreement and understanding with respect to this amendment to the Credit Agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

IDAHO POWER COMPANY

By:/s/Steven R. Keen
Name: Steven R. Keen

Title: V.P. & Treasurer

LENDERS:                                        WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender, Swingline Lender, LC Issuer and as Administrative Agent

By: /s/Yann Blindert

Name: Yann Blindert

Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Yann Blindert

Name: Yann Blindert

Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:/S/ Keven D. Smith

Name: Keven D. Smith

Title: Senior Vice President

Bank of America, N.A.

By:/s/ James J. Teichman

Name: James J. Teichman

Title: Senior Vice President

Union Bank, N.A.

By:/s/ Jesus Srrano

Name: Jesus Serrano

Title: Vice President

JPMorgan Chase Bank, National Association, as a Lender

By:/s/ Jennifer Fitzgerald

Name: Jennifer Fitzgerald

Title: Associate

BANK OF NEW YORK MELLON

By:/s/ Mark W. Rogers

Name: Mark W. Rogers

Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFL, LTD., as a Lender

By:/s/ Chi-Cheng Chen

Name: Chi-Cheng Chen

Title: Authorized Signatory